Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

_______________________ NEWS _______________________

Vista Gold Corp. Announces 2020 Financial Results

Denver, Colorado, February 26, 2021 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its audited financial results for the year ended December 31, 2020, which are highlighted by reported net income of $0.4 million for the year and cash totaling $8.2 million at year-end.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “During 2020, we achieved strong financial performance as we executed and delivered on our initiatives to strengthen our balance sheet, identified opportunities to advance and bring greater value to our Mt Todd gold project (“Mt Todd” or the “Project”), maintained our strong social license, and commenced exploration opportunities targeting resource growth adjacent to the Batman deposit. CEO Video

“In 2020, we funded working capital through successful monetization of non-core assets, ended the year with $8.2 million of cash, and positioned the Company to generate additional cash of up to US$4.6 million during 2021, of which $1.1 million has already been received. We initiated a drilling program to test the continuity of mineralization extending north from the Batman deposit, which included holes across the mineralized structure as far as 500 meters north of the last modelled mineralization. We continued to engage with the NT government to support its review of our Mining Management Plan (“MMP”), further dewatered the Batman pit, and strengthened our relationship with the Jawoyn Association through an updated and modernized agreement.

“Looking ahead, we are excited about ongoing programs that present significant opportunities to realize shareholder value more in line with the value of Mt Todd. We continue to engage with potential partners and identify strategic opportunities to advance the development of Mt Todd in a way that preserves maximum Project ownership for our shareholders, while minimizing future dilution. Based on early success, we are adding a second drill to extend the ongoing drilling program.”

The Company’s upcoming catalysts include:

•	Final approval of the Mt Todd MMP, which management believes is forthcoming in the near future;
•	Drill results which are expected over the coming weeks and continuing well into the second quarter; and
•	Completion of dewatering the Batman pit later this year.

Summary of Financial Results

At December 31, 2020, cash plus short-term investments (comprised of government securities) totaled $8.2 million and working capital was $8.3 million. Our cash position was further strengthened by $1.1 million received from Prime Mining Corp. (“Prime Mining”) in January 2021 and we expect to receive up to $3.5 million from upcoming cash payments of $1.0 million from Prime Mining and an option payment of $2.5 million for the cancelation of the Company’s royalty on the Awak Mas project. Working capital at December 31, 2019 was $7.8 million, including cash and short-term investments (comprised of government securities) of $4.7 million. The Company has no debt.

For the fiscal year ended December 31, 2020, Vista reported net income of $0.4 million, or $0.00 per common share on both a basic and diluted basis, compared to a consolidated net loss of $9.4 million, or $0.09 per common share on both a basic and diluted basis for the fiscal year ended December 31, 2019. Net income for the year ended December 31, 2020 is comprised of $6.1 million in gains on the sale of the Los Reyes project and cancellation of the Awak Mas royalty, $2.4 million of gains related to the sale of our Midas Gold Corp shares, and other income of $0.3 million, offset by $8.4 million of operating expenses. The loss for the year ended December 31, 2019 is comprised of $8.1 million of operating expenses and a $1.6 million mark-to-market loss on our investment in Midas Gold Corp., offset by other income of $0.3 million.

The Company’s consolidated audited financial statements and management’s discussion and analysis together with other important disclosures can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Management Conference Call

Management’s quarterly conference call to review financial results for the fiscal year ended December 31, 2020 and to discuss corporate and project activities is scheduled for Monday, March 1, 2021 at 10:00 am MST (12:00 pm EST).

Participant Toll Free: 888-378-4413

Participant International: 647-792-1280

Conference ID: 6120882

This call will also be archived and available at www.vistagold.com after March 1, 2021. Audio replay will be available for 21 days by calling toll-free in North America 888-203-1112 or 647-436-0148 with passcode 6120882.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

All dollar amounts in this press release are in U.S. dollars.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

About Vista Gold Corp.

The Company is a gold project developer. The Company’s flagship asset is the Mt Todd gold project in the Tier-1 mining jurisdiction of Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia and if developed as presently designed, would potentially be Australia’s 6th largest gold producer on an annual basis.

For further information about Vista or the Mt Todd Gold Project, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com to access important information, including the current Technical Report.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected date for our management’s call regarding our financial results; our expectation to receive upcoming cash payments from Prime Mining and from the cancelation of the Company’s royalties on the Awak Mas project; our belief that final approval of our MMP is forthcoming; our plan to add a second drill to extend our exploration program, with results expected over the coming weeks and continuing well into the second quarter; our expectation to test the continuity of mineralization extending north from the Batman deposit; our plan to complete the dewatering of the Batman pit later this year; our plan to continue to engage with potential partners and to identify strategic opportunities to advance the development of Mt Todd in a way that preserves maximum Project ownership for our shareholders, while minimizing future dilution; and our belief that Mt Todd would potentially be Australia’s 6th largest gold project on an annual basis are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate, ” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2021 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

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